EXHIBIT 21

SUBSIDIARIES OF THE CORPORATION


                                                                 Percentage
                                                                 of Voting
                                                  State or       Securities
                                                  Sovereign       Owned By
                                                  Power of       Immediate
Name of Company                                 Incorporation      Parent

Union Carbide Corporation (the "Corporation")   New York             -  %

Subsidiaries included in the Consolidated Financial Statements except where noted otherwise:

Amerchol Corporation                            Delaware         100.00
Catalysts, Adsorbents & Process Systems, Inc.   Maryland         100.00
Prentiss Glycol Company                         Delaware         100.00
Seadrift Pipeline Corporation                   Delaware         100.00
UCAR Emulsion Systems International, Inc.       Delaware         100.00
UCAR, Polimeros y Quimicos C.A.                 Ecuador          100.00
Umetco Minerals Corporation                     Delaware         100.00
Union Carbide Argentina S.A.I.C.S.              Argentina        100.00
Union Carbide Asia Limited                      Hong Kong        100.00
  Union Carbide (Guangdong Zhongshan)
    Company Limited                             People's
                                                Rep. of China     75.00
Union Carbide Asia Pacific, Inc.                Delaware         100.00
Union Carbide Austria G.m.b.H.                  Austria          100.00
Union Carbide Benelux N.V.                      Belgium                 (1)
Union Carbide do Brasil S/A                     Brazil           100.00
Union Carbide Caribe Inc.                       Delaware         100.00
Union Carbide Canada Inc.                       Canada           100.00
Union Carbide Chemicals (Australia) Pty. Ltd.   Australia        100.00
Union Carbide Chemicals Korea Limited           Korea            100.00
Union Carbide Comercial, C.A.                   Venezuela        100.00
Union Carbide Deutchland G.m.b.H.               Germany          100.00
Union Carbide Engineering and Hydrocarbons
  Service Company, Inc.                         Delaware         100.00
Union Carbide Ethylene Oxide/Glycol Company     Delaware         100.00
Union Carbide Eurofinance B.V.                  Netherlands      100.00
Union Carbide (Europe) S.A.                     Switzerland      100.00
Union Carbide Foreign Sales Corporation         US Virgin Is.    100.00
Union Carbide Formosa Co., Ltd.                 Taiwan           100.00
Union Carbide France S.A.                       France           100.00
P.T. Union Carbide Indonesia                    Indonesia        100.00
Union Carbide Inter-America Inc.                Delaware         100.00
Union Carbide Inter-America Inc.                New Jersey       100.00
Union Carbide Investimentos e
  Participacoes S/C Ltda.                       Brazil           100.00
Union Carbide Japan K.K.                        Japan            100.00
Union Carbide Limited                           England          100.00



                                                                 Percentage
                                                                 of Voting
                                                  State or       Securities
                                                  Sovereign       Owned By
                                                  Power of       Immediate
Name of Company                                 Incorporation      Parent

Union Carbide Corporation. (Continued)

Union Carbide Middle East Limited               Delaware         100.00
Union Carbide Pan America, Inc.                 Delaware         100.00
Union Carbide Philippines (Far East) Inc.       Philippines      100.00
Union Carbide Quimicos y Plasticos,
  S.A. de C.V. Mexico                                            100.00
Union Carbide Services Eastern Limited          Hong Kong        100.00
Union Carbide Singapore Pte. Ltd.               Singapore        100.00
Union Carbide South Africa
  (Proprietary) Limited                         South Africa     100.00
Union Carbide Thailand Limited                  Thailand         100.00
Union Carbide Turkey, Inc.                      Delaware         100.00
Union Polymers Sdn. Bhd.                        Malaysia          60.00

Companies reported in the Consolidated Financial Statements on an Equity in Net Assets Basis included:

Union Carbide Corporation (Continued)

Alberta & Orient Glycol Company Limited         Canada            50.00
Aspen Polimeres                                 France            50.00
Elektrode Maatskappy Van Suid Afrika
  (Eiendoms) Beperk                             South Africa      25.00
Nippon Unicar Company Limited                   Japan             50.00
UCAR Carbon Canada Inc.                         Canada            25.00
UCAR International Inc.                         Delaware          25.00
UCAR Carbon France S.A.                         France            25.00
UCAR Carbon Navarra S.L.                        Spain             25.00
UCAR Carbon S.A.                                Brazil                  (2)
Union Showa K.K.                                Japan             50.00

                            * * * * * * * * * * * *

The names of the Corporation's other consolidated subsidiaries and companies carried on an equity in net assets basis are not listed. These subsidiaries and companies, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. In addition, the Corporation has investments in other subsidiaries and 20-to-50%-owned companies for which financial statements are not submitted because all such subsidiaries and companies, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(1)99.83% of the voting securities of Union Carbide Benelux N.V. is owned by Union Carbide Corporation; and 00.17% by Union Carbide (Europe) S.A.

(2)12.535% of the voting securities of UCAR Carbon S.A. is owned by Union Carbide Corporation.